UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1) Amendment to Option Agreement to Purchase Stock and Exercise Thereof

The Option Agreement to Purchase Stock by and between Susan McGrogan and Transcend Services, Inc. (“Transcend”) effective as of August 15, 2005, (the “Agreement”) was approved under the terms and conditions of the Agreement on August 15, 2005. This Agreement was amended on December 21, 2005. Susan McGrogan is a Florida resident and current employee of Transcend. Susan is also the co-founder of Medical Dictation, Inc. which was purchased by Transcend January 31, 2005.

Under the terms of the original Agreement, Transcend granted to Ms. McGrogan four options to purchase shares of common stock each at a total exercise price of $200,000 on August 15, 2005, February 15, 2006, August 15, 2006 and February 15, 2007. No separate consideration was received by Transcend for the option grants. The Exercise Price for each option shall be comprised of $100,000 in cash and a $100,000 reduction in the amount of the outstanding principal balance of the $3,500,000 Transcend Promissory Note dated January 31, 2005 in favor of Ms. McGrogan. The total number of shares purchased will be equal to the total exercise price divided by 110% of the average closing price per share of the Transcend common stock on the National Association of Stock Dealers Automatic Quotation System for the ten trading days immediately prior to the Effective Date of Exercise. Should Ms. McGrogan choose not to exercise an option, the debt would not be reduced. Ms. McGrogan purchased 71,942 shares of Transcend common stock on August 15, 2005 pursuant to this agreement.

The amendment to the Agreement allows Ms. McGrogan to accelerate the portion of each of the remaining grants of February 15, 2006, August 15, 2006 and February 15, 2007 that relates to the reduction of debt. The amendment also changes the price, for the reduction of debt portion of the grant only, to 105% of the average closing price per share of the Transcend common stock on the National Association of Stock Dealers Automatic Quotation System for the ten trading days immediately prior to the Effective Date of Exercise. Effective December 26, 2005, Ms. McGrogan exercised this right and received 140,815 unregistered shares in exchange for a reduction of $300,000 to the $3,500,000 Transcend Promissory Note dated January 31, 2005 in favor of Ms. McGrogan.

2) Changes to Board and Executive Compensation

The Board of Directors of Transcend voted on December 21, 2005 to suspend Board cash compensation retroactive to November 15, 2005 until the Company’s financial position improves. The Company will continue to pay travel expenses.

Also on December 21, 2005, the Board approved and amended the compensation of Jeanne N. Bateman, Transcend’s Chief Accounting Officer, Controller and Assistant Secretary retroactively to December 1, 2005. Mrs. Bateman’s compensation has been amended to reflect a reduction in hours per week committed to Transcend. Mrs. Bateman’s annual salary amount has been reduced from $100,000 to $80,000 and her potential annual bonus as a percentage of annual salary remains unchanged at 25%.

The Board also approved and amended the compensation of Lance Cornell, Transcend’s Chief Financial Officer, Treasurer and Secretary. Mr. Cornell’s potential annual bonus has been increased from 40% to 50% of his annual salary. Mr. Cornell’s annual salary remains unchanged at $160,000.

3) Related Party Transaction

On December 21, 2005, Transcend Services, Inc. (“Transcend”) signed a promissory note in favor of Larry G. Gerdes, Transcend’s Chairman of the Board, Chief Executive Officer and President in connection with the borrowing of $100,000 from Mr. Gerdes on December 9, 2005. The note bears interest at 9% annually and is payable within 10 days of demand by Mr. Gerdes. The note is unsecured and subordinate to all other debt of Transcend Services, Inc.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, Related Party Transaction, of this report for information responsive to this item 2.03, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01, Amendment to Option Agreement to Purchase Stock and Exercise Thereof, of this report for information responsive to this Item 3.02, which is incorporated herein by reference. The issuance of these securities was made pursuant to a claim of exemption from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) and/or Regulation D promulgated thereafter. McGrogan acquired the securities for investment purposes only and not with a view to distribution thereof, and received or had access to adequate information about Transcend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: December 28, 2005	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)